  AS  FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                    _____________________


                                REGISTRATION NO.  __________
------------------------------------------------------------
------------------------------------------------------------

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                    ---------------------

                           FORM S-3
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                    ---------------------

                J.P. MORGAN & CO. INCORPORATED
    (Exact name of Registrant as specified in its charter)


           DELAWARE                      13-2625764
    (State or other jurisdiction of       (I.R.S. Employer
    incorporation or organization)      Identification No.)


         60 WALL STREET, NEW YORK, NEW YORK 10260-0060
                        (212) 483-2323
      (Address, including zip code, and telephone number,
                          including
     area code, of Registrant's principal executive offices)

                       RACHEL F. ROBBINS
                GENERAL COUNSEL AND SECRETARY
                J.P. MORGAN & CO. INCORPORATED
         60 WALL STREET, NEW YORK, NEW YORK 10260-0060
                         (212) 648-3535
   (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                     ---------------------
                           COPIES TO:

                     GENE A. CAPELLO, ESQ.
          VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                 J.P. MORGAN & CO. INCORPORATED
                         60 WALL STREET
                 NEW YORK, NEW YORK 10260-0060

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

---------------------
    If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


                                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                     Proposed         Proposed
                                                     maximum          maximum
Title of each class of      Amount to be             offering price   aggregate of          Amount of
securities to be registered registered               per unit         offering price        registration fee
-------------------------------------------------------------------------------------------------------------
Debt Securities, Warrants
to Purchase Debt Securities,
Series Preferred Stock,
Preferred Stock and
Depositary Share Warrants
and Universal Warrants...   $3,900,000,000 (1)(3)(5) 100%(2)          $3,900,000,000 (2)(3)   $1,181,818.18(5)
--------------------------------------------------------------------------------------------------------------
Depositary Shares.........            (4)            None              None                   None
--------------------------------------------------------------------------------------------------------------

[FN]
(1) Or, if any securities are issued at original issue discount, such greater amount as shall result in an initial aggregate offering price of $3,900,000,000 to the Issuer. There are being registered hereunder such indeterminate number of shares of Series Preferred Stock, as may from time to time (including shares of Series Preferred Stock which may be issued upon exercise of Preferred Stock Warrants) be issued as indeterminate prices, but with an aggregate initial offering price not to exceed $3,900,000,000.
(2) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(3) In U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units.
(4) There are also being registered hereunder such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts to be issued pursuant to a Deposit Agreement. In the event the Issuer elects to offer to the public fractional interests in shares of the Series Preferred Stock registered hereunder, Depositary Receipts will be distributed to these persons purchasing such fractional interests and the shares of the Series Preferred Stock will be issued to the Depositary under the Deposit Agreement.
(5) Pursuant to Rule 429, these securities are being registered in addition to total remaining securities of $850,000,000 being carried forward from Registration Statement No. 333-37315. A filing fee of $257,575.76 was previously paid and applies to the shares carried forward.

                    ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED,
OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE  COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

Prospectus
J.P. Morgan & Co. Incorporated
Debt Securities, Warrants to Purchase Debt Securities,
Series Preferred Stock, Depositary Shares, Warrants to
Purchase Series Preferred Stock or Depositary Shares and
Universal Warrants

 J.P. Morgan & Co. Incorporated ("J.P. Morgan") may from time to time offer its senior debt securities (the "Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities") (the Debt Securities and the Subordinated Debt Securities are collectively known as the "J.P. Morgan Debt Securities"), warrants to purchase J.P. Morgan Debt Securities (the "Debt Warrants"), one or more series of its series preferred stock (the "Series Preferred Stock"), interests in which may be represented by depositary shares (the "Depositary Shares"), warrants to purchase shares of Series Preferred Stock or Depositary Shares (together the "Preferred Stock Warrants") and Universal Warrants (the "Universal Warrants"), for issuance and sale, at an aggregate initial public offering price not to exceed $3,900,000,000, on terms determined by market conditions at the time of sale. J.P. Morgan Debt Securities and Debt Warrants are collectively called the "Securities". As used herein, Securities shall include Securities denominated in U.S. dollars or, at the option of J.P. Morgan if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to currencies, including European Currency Units
(ECU). With respect to the J.P. Morgan Debt Securities as to which this Prospectus is being delivered, the specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, coin or currency or currency units in which principal and interest will be paid, purchase price and any terms for mandatory or optional redemption (including any sinking fund) of any J.P. Morgan Debt Securities, the exercise price and terms of any Debt Warrants and any other specific terms of the Securities are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). If series preferred stock is offered, the Prospectus Supplement will set forth the specific title, number of shares of series preferred stock and number of Depositary Shares, if any, any dividend, liquidation, redemption, conversion, voting or other rights, the initial public offering price and any other terms of the offering. If Preferred Stock Warrants or Universal Warrants are offered, the Prospectus Supplement will set forth the number offered, a description (if applicable) of the Series of Preferred Stock for which each is exercisable, the exercise price and duration. The Securities, the Series Preferred Stock, the Depositary Shares, the Preferred Stock Warrants and the Universal Warrants are hereinafter collectively known as the "Offered Securities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through one or more managing underwriters, acting alone or with other underwriters. See "Plan of Distribution". Any such agents or dealers, and any underwriters, are set forth in the Prospectus Supplement. If an agent of J.P. Morgan or a dealer or underwriter is involved in the offering of the Offered Securities in connection with which this Prospectus is being delivered, the agent's commission, dealer's purchase price or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to J.P. Morgan from such sale will be the purchase price of such Offered Securities less such commission in the case of an agent, the purchase price of such Offered Securities in the case of a dealer, and the public offering price less such discount in the case of an underwriter and less, in each case, the other expenses of J.P. Morgan associated with such issuance and distribution.

The aggregate proceeds to J.P. Morgan from all the Offered
Securities sold will be the purchase price of such Offered
Securities excluding any agents' commissions, any underwriters' discounts and the other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

November ___,  1997

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by J.P. Morgan or by another person.

                    Available Information

J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities
and Exchange Commission (the "Commission").   Such reports,
proxy statements and other information concerning J.P. Morgan may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed
at http:/www.sec.gov.   Information provided to or filed
with the Commission by J.P. Morgan pursuant to the Exchange Act can be located by reference to the Commission file number 1-5885. In addition, reports, proxy statements and other information concerning J.P. Morgan may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

       Incorporation of Certain Documents by Reference

J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1996 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and J.P. Morgan's Reports on Form 8-K dated January 13, 1997, January 30, 1997, April 10, 1997, July 10, 1997, July 30, 1997, September 11, 1997 and
October 13, 1997 heretofore filed pursuant to Section 13 of the 1934 Act.

In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.

               J.P. Morgan & Co. Incorporated

J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial service to institutions, corporations, governments, and individuals. J.P. Morgan's activities are summarized below.

Business environment

J.P. Morgan conducts its business in a global environment that is inherently unpredictable. Numerous variables may have a material effect on the firm's results or operations. These variables include, but are not limited to: economic and market conditions, including the liquidity of secondary markets, the volatility of market prices, rates and indices, the timing and volume of market activity, the availability of capital, and inflation; political events, including legislative, regulatory, and other developments, such as the anticipated formation of the European Monetary Union; competitive forces, including the ability to attract and retain highly skilled individuals, and the ability to cost-effectively develop and support technology and information systems critical to its businesses; and investor sentiment. As a result, revenues and net income in any particular period may not be indicative of full-year results; may vary from year to year; and may impact the firm's ability to achieve its strategic objectives.

Business sectors

The activities of J.P. Morgan are described using five business sectors, as discussed below. Three of these sectors - Finance and Advisory, Market Making, and Asset Management and Servicing - focus on services J.P. Morgan provides for clients, including positions taken to
facilitate client transactions.   Two sectors comprise
proprietary activities that J.P. Morgan conducts exclusively for its own account; Equity Investments and Proprietary Investing and Trading. While presenting results in sector format helps simplify the complexity of J.P. Morgan's business, it is also important to understand the shared benefits of its strategy: focus on building long-term client relationships; the synergy J.P. Morgan creates by acting as one firm with singular dedication to clients, rather than as a collection of separate businesses; the global diversification of activities across a range of product and locations; and the integration of global capabilities to capitalize on opportunities.

Finance and Advisory

Finance and Advisory encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world. These clients include financial institutions, corporations, governments, and municipalities. The expertise J.P. Morgan offers them is based on in-depth knowledge of their needs and the industries and financial markets in which they operate. J.P. Morgan's global network of senior client relationship managers markets the full spectrum of its capabilities and provides the link between a corporate client's need and J.P. Morgan's financing, advisory, asset management, and risk management products and services. In partnership with clients, J.P. Morgan's advisory professionals explore the risks and rewards of such strategic alternatives as mergers and acquisitions, divestitures, privatizations, and recapitalizations.

J.P. Morgan also advises clients on their capital structures, looking for ways to unlock value and capture opportunities. J.P. Morgan's debt and equities underwriting and credit businesses provide clients with the capabilities to raise the necessary capital and execute strategies. High-quality research is an integral part of this business.
J.P. Morgan's credit capabilities include meeting clients' financing needs by underwriting, arranging and syndicating loans and other credit facilities.

Market Making

Market Making provides clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, equity, foreign exchange, and commodity instruments in both developed and emerging markets; serves as a counterparty to help clients manage risks; and provides research to help clients assess opportunities and track performance. J.P. Morgan takes positions to facilitate client transactions, to enable it to function effectively, and to benefit form its role as a market maker. J.P.
Morgan's clients include corporations, central banks, governments and their agencies, financial institutions, pension funds, mutual funds, and leveraged funds. J.P.
Morgan's fixed income activities encompass acting as a primary dealer in U.S. and foreign government securities;
making markets in money market instruments, U.S. government agency securities, corporate debt securities, and options;
and helping clients manage their exposure to fluctuating interest and foreign exchange rates by structuring, executing, and making markets in risk management products.

J.P. Morgan's equities activities include providing clients with liquidity in the cash and derivatives secondary markets through its global sales and trading network. J.P. Morgan utilizes its expertise in the equities markets to structure equity derivatives for its clients.

J.P. Morgan's foreign exchange capabilities include making markets in spot, options, and short-term interest rate products, including forwards and forward rate agreements in multiple currencies, to help clients manage their foreign currency exposures. In commodities, J.P. Morgan makes markets in metals and energy products and advises clients on developing hedging, investment, and commodity-linked financing strategies. J.P. Morgan also provides physical commodity services such as settlement of physical trades in the various metal and oil markets and metal borrowing and lending services.

J.P. Morgan's emerging markets activities, while principally related to fixed income activities, cross all markets, and its worldwide network enables it to fulfill its role as market maker and provide clients with a steady flow of market information.

Asset Management and Servicing

Asset Management and Servicing activities encompass designing and executing investment strategies and providing administrative and brokerage services. J.P. Morgan's clients include corporations, financial and governmental institutions, and high-net-worth individuals.

J.P. Morgan tailors its asset management capabilities for both institutional and private clients. For institutional clients, J.P. Morgan offers a range of investment strategies and products worldwide to service the investment management needs of private and public sector retirement plans, governments, corporations, endowments, foundations, and trusts.

J.P. Morgan's private client group helps high-net-worth individuals plan and execute their investment strategies with a broad range of capabilities, which include managed investment and trust portfolios, J.P. Morgan-advised mutual funds, and a full-service brokerage unit. Credit, deposit, trust, and estate services are also provided to private clients.

J.P. Morgan's futures and options brokerage group provides institutional clients with worldwide access to major exchanges by acting as futures and options brokers in executing and clearing contracts.

J.P. Morgan operates under contract the Euroclear System, the world's largest clearance and settlement system for internationally traded securities and provides credit and deposit services to Euroclear participants.

In addition, J.P. Morgan provides such operational services as the administration of depositary receipt programs and global trust and agency services, primarily in Europe.

Equity Investments

J.P. Morgan invests globally in privately held growth companies, management buyouts, privatizations, and recapitalizations. These investments are made and managed with the objective of maximizing total return, which is a measure of both long-term appreciation and net recognized gains. In addition, a number of J.P. Morgan's Equity Investment companies become clients of the firm. J.P. Morgan's broad global presence and expertise is an important advantage in sourcing, evaluating and managing investments. These activities are managed by a small group of professionals.

J.P. Morgan's equity investment portfolio is diversified by industry, geographic area, and stage of investment. J.P. Morgan's goal is to maintain a diversified portfolio capable of generating significant returns over time. This is a high-risk, high-reward business, and J.P. Morgan operates under a variety of legal and regulatory restrictions in managing the portfolio.

Investments are generally held for three to seven years, depending on J.P. Morgan's view of when a sale will produce optimal returns. Typically, investments are harvested through a public offering of securities or the sale of the investment. The process of assessing and managing the risks and rewards of new opportunities and existing investments continues throughout market cycles.

Proprietary Investing and Trading

J.P. Morgan actively takes market risk positions for its own account. These activities are managed by a small group of experienced market professionals who employ directional and relative value risk-taking strategies diversified across markets and instruments.

Directional strategies anticipate changes in absolute rate and price levels, while relative value strategies anticipate changes in relationships between markets and classes of instruments. These strategies are conducted across many currencies and types of instruments, both on- and off-balance-sheet, where J.P. Morgan perceives opportunities exist to generate value for the firm. Instruments typically used in these positioning activities include fixed income securities, foreign exchange, equity securities, commodity products, and related derivative instruments. Positions may be held for short or long periods of time, depending on the strategy and actual market performance. Certain longer-term strategies are considered to be investment activities, and primarily utilize government and mortgage-backed fixed income securities and interest rate swaps. The securities and interest rate swaps used in these investment activities are classified as "available-for-sale" and "risk-adjusting" respectively. In addition to these risk-taking activities are the firm's capital and liquidity management activities. Liquidity management is the management of the firm's liquidity risk profile to ensure that J.P. Morgan has access to funding at a reasonable cost, even under adverse circumstances, to support all the business activities of the firm. A strong capital position is therefore an integral part of J.P. Morgan's liquidity management because it enables J.P. Morgan to raise funds as inexpensively as possible in a variety of international markets.

Regulation

J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely
related to banking.   Federal law and Board interpretations
limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business.

The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), a Section 20 subsidiary, from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition has restricted JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. Effective March 6, 1997, the restriction was changed from 10% to 25% of total gross revenue. J.P. Morgan continues to seek ways to expand the limits on its securities activities, including the continued reform of the Glass-Steagall Act, necessary to achieve its strategic objectives.

Morgan Guaranty, J.P. Morgan's largest subsidiary, is a
member of the Federal Reserve System and a member of the
Federal Deposit Insurance Corporation ("FDIC").  Its
business is subject to both U.S. federal and state law and
to examination and regulation by U.S. federal and state
banking authorities. J.P. Morgan and its nonbank
subsidiaries are affiliates of Morgan Guaranty within the
meaning of the applicable federal statutes.   Morgan
Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other affiliates and on certain other types of transactions with them or involving their securities.

Among other wholly owned subsidiaries:

JPMSI is a broker-dealer registered with the Securities and Exchange commission and is a member of the National
Association of Securities Dealers, the New York Stock
Exchange, and other exchanges.

J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures
Association, and the commodity exchanges and clearinghouses of which it is a member.

J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number is (212) 483-2323.

As used in this Prospectus, unless the context otherwise requires, the term "J.P. Morgan" refers to J.P. Morgan & Co.
Incorporated and its consolidated and unconsolidated subsidiaries.

Consolidated Ratios
                     Consolidated Ratio of Earnings to Fixed Charges
                            Nine months
                            ended                  Year ended December 31,
                            September 30,  ----------------------------------------
                            1997           1996    1995    1994    1993     1992
                            -------------------------------------------------------
Excluding Interest
 on Deposits .....          1.31           1.35    1.35    1.40    1.70(a)  1.53(b)
Including Interest
 on Deposits......          1.23           1.26    1.24    1.28    1.46(a)  1.31(b)
_______________

[FN]
 (a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

 (b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and 1.39 including interest on deposits.

          Consolidated Ratio of Earnings to Combined Fixed Charges and
                           Preferred Stock Dividends

                            Nine months
                            ended                Year ended December 31,
                            September 30,  ------------------------------------
                            1997           1996   1995   1994   1993     1992
                            ---------------------------------------------------
Excluding Interest
 on Deposits....            1.30           1.34   1.34   1.39   1.69(a)  1.52(b)
Including Interest
 on Deposits....            1.22           1.25   1.23   1.27   1.46(a)  1.31(b)
_______________

[FN]
 (a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and
1.42 including interest on deposits.

 (b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

                       Use of Proceeds

 Unless otherwise indicated in the applicable Prospectus
Supplement, the net proceeds from the sale of the Offered
Securities will be used for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries. Pending such use, J.P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

          Description of J.P. Morgan Debt Securities

 The Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of August 15, 1982 and all indentures supplemental thereto, including the First Supplemental Indenture dated as of May 5, 1986 (collectively referred to as the "Debt Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (the "Debt Trustee"). The Subordinated Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of March 1, 1993, and any indentures supplemental thereto, (the "Subordinated Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Citibank, N.A., as Trustee (the "Subordinated Trustee"). The Debt Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and the Debt Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The following statements are subject to the detailed provisions of the Indentures, copies of which are filed as exhibits to the Registration Statement, and to the provisions of the Trust Indenture Act of 1939, as amended. Wherever references are made to particular provisions of the Indentures, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain capitalized terms used herein are defined in the Indentures. References in italics are to sections or articles of the Indentures.

General

Each Indenture does not limit the amount of J.P. Morgan Debt Securities that may be issued thereunder and provides that J.P. Morgan Debt Securities may be issued in series thereunder up to the aggregate principal amount that may be authorized from time to time by J.P. Morgan. Reference is made to the Prospectus Supplement for the following terms of each series of J.P. Morgan Debt Securities in respect of which this Prospectus is being delivered: (1) whether the J.P. Morgan Debt Securities are Debt Securities or Subordinated Debt Securities; (2) the designation, aggregate principal amount and authorized denominations of such J.P. Morgan Debt Securities; (3) the purchase price of such J.P. Morgan Debt Securities (expressed as a percentage of the principal amount thereof); (4) the date on which such J.P. Morgan Debt Securities will mature; (5) the rate or rates per annum at which such J.P. Morgan Debt Securities will bear interest, if any, or the method by which such interest will be determined; (6) the coin or currency or units based on or relating to currency units (including ECU) for which J.P. Morgan Debt Securities may be purchased and in which payment of principal and interest will be made; (7) the dates on which such interest, if any, will be payable; (8) the terms of any mandatory or optional redemption (including any sinking fund); (9) the currencies, currency units, composite currencies, commodity prices, financial or non-financial indices, securities, baskets of securities, indices, baskets of indices, interest rates, interest rates swap rate or factors, if any, to which the principal, premium (if any) or interest of the J.P. Morgan Debt Securities will be indexed; (10) the terms, if any, on which the J.P. Morgan Debt Securities may be converted or exchanged into securities of any entity unaffiliated with J.P. Morgan, a basket of securities, an index or indices of securities, a basket of indices, a combination of the above, or the value thereof, or with payments linked to the value thereof; (11) whether the J.P. Morgan Debt Securities will be issued in fully registered form without coupons attached or in bearer form with coupons; (12) the restrictions, if any, applicable to the exchange of J.P. Morgan Debt Securities of one form for another and to the offer, sale and delivery of the J.P. Morgan Debt Securities; (13) whether and under what circumstances J.P. Morgan will pay additional amounts on J.P. Morgan Debt Securities in the event of certain developments with respect to United States withholding tax or information reporting laws; (14) whether J.P. Morgan may redeem the J.P. Morgan Debt Securities in the event of such developments; and (15) any other specific terms. If a Prospectus Supplement specifies that J.P. Morgan Debt Securities are denominated in a currency other than U.S. dollars or in a currency unit, such Prospectus Supplement shall also specify the coin or currency or currency unit in which the principal, premium, if any, and interest, if any, on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Unless otherwise specified, principal and interest, and additional amounts, if any, will be payable at the office of First Trust of New York, National Association in New York City, provided that payment of interest on any J.P. Morgan Debt Securities in registered form may be made at the option of J.P. Morgan by check mailed to the registered holders.

Some of the J.P. Morgan Debt Securities may be issued as original issue discount J.P. Morgan Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Federal income tax, accounting and other special considerations applicable to any such original issue discount J.P. Morgan Debt Securities will be described in the Prospectus Supplement relating thereto.

J.P. Morgan Debt Securities may be presented for exchange, and registered J.P. Morgan Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the J.P. Morgan Debt Securities and the Prospectus Supplement.
J.P. Morgan Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any exchange of the J.P. Morgan Debt Securities or transfer of J.P.
Morgan Debt Securities in registered form, but J.P. Morgan may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
(Sections 2.8 of the Indentures).

The Indentures and Debt Securities will not contain any provision that would require J.P. Morgan to repurchase or redeem or otherwise modify the terms of the Debt Securities upon a change in control or other events involving J.P.
Morgan that may adversely affect the credit quality of J.P.
Morgan.

Subordinated Debt Securities

Subordination

The Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior
Indebtedness (as defined below) of J.P. Morgan and, in certain circumstances relating to the bankruptcy or insolvency of J.P. Morgan, the Derivative Obligations (as defined below), whether outstanding as of this date or hereafter incurred. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

The Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness of J.P. Morgan. In certain events of bankruptcy or insolvency of J.P. Morgan, the Subordinated Debt Securities will also be subordinate in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of Derivative Obligations (as defined below). No payment pursuant to the Subordinated Debt Securities may be made and no holder of the Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2. of the Subordinated Indenture)

Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, (i) the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Subordinated Debt Securities and (ii) if, after giving effect to the operation of clause (i) above, amounts remain available for payment or distribution in respect of the Subordinated Debt Securities (any such remaining amount being defined as the "Excess Proceeds") and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due thereon, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Derivative Obligations before any payment may be made on the Subordinated Debt Securities. (Sections 10.3 and 10.12 of the Subordinated
Indenture.)   By reason of such subordination, in the event
of a bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the Subordinated Debt Securities or coupons appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. No series of subordinated debt is subordinated to any other series of subordinated debt. However, by reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to creditors in respect of Derivative Obligations, in the event of a bankruptcy or insolvency of J.P. Morgan, the holders of the Subordinated Debt Securities may receive less, ratably, than holders of Antecedent Subordinated Indebtedness (as defined below). Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities. The Subordinated Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

Senior Indebtedness of J.P. Morgan is defined as the principal of, premium, if any, and interest on (a) all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except (i) the U.S. $400,000,000 aggregate principal amount of Zero Coupon Subordinated Notes Due 1998 of J.P. Morgan; (ii) the U.S. $250,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due 1998 of J.P. Morgan; (iii) the U.S. $150,000,000 aggregate principal amount of 8 1/2% Subordinated Notes Due 2003 of J.P. Morgan; (iv) the U.S. $500,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due 2004 of J.P. Morgan; (v) the CAN. $250,000,000 aggregate principal amount of 6 7/8% Subordinated Notes Due 2004 of J.P. Morgan; (vi) the U.S. $200,000,000 aggregate principal amount of 7 1/4% Subordinated Notes Due 2002 of J.P. Morgan; (vii) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002 of J.P. Morgan; (viii) the U.S. $250,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002; (ix) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Constant Maturity Treasury Notes Due 2000 of J.P. Morgan;
(x) the U.S. $300,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2005; (xi) the U.S. $150,000,000 aggregate principal amount of 5 3/4% Subordinated Notes Due 2008 of J.P. Morgan; (xii) the U.S. $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes Due 2009 of J.P. Morgan; (xiii) the ITL. 150,000,000,000 aggregate principal amount of 8% Subordinated Notes Due 2003 of J.P. Morgan; (xiv) the U.S. $100,000,000 aggregate principal amount of 8% Subordinated Notes due 2005 of J.P. Morgan; (xv) the U.S. $100,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due 2010 of J.P. Morgan; (xvi) the U.S. $100,000,000 aggregate principal amount of 6.61% Subordinated Notes due 2010 of J.P. Morgan; (xvii) the U.S. $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due 2005 of J.P. Morgan; (xviii) the U.S. $75,000,000 aggregate principal amount of 7.15% Subordinated Notes due 2011 of J.P. Morgan; (xix) the U.S. $75,000,000 aggregate principal amount of 7.69% Subordinated Notes due 2011 of J.P. Morgan;
(xx) the U.S. $5,200,000 aggregate principal amount of Floating Rate Subordinated Notes due 2026 of J.P. Morgan:
(xxi) the U.S. $100,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due 2011 of J.P. Morgan; (xxii) the Japanese Yen 10,000,000,000 aggregate principal amount of 4.78% Subordinated Notes due 2005 of J.P. Morgan; (xxiii) the U.S. $300,000,000 aggregate principal amount of 6.875% Subordinated Notes due 2007 of J.P. Morgan; (xxiv) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Notes due 2012 of J.P. Morgan; (xxv) the U.S. $5,000,000 aggregate principal amount of Floating Rate Subordinated Notes due 2026 of J.P. Morgan; (xxvi) the U.S. $78,000,000 aggregate principal amount of Zero-Coupon Subordinated Notes due 2027 of J.P. Morgan; (xxvii) the U.S. $31,000,000 aggregate principal amount of Zero-Coupon Subordinated Notes due 2027 of J.P. Morgan; (xxviii) the U.S. $9,000,000 aggregate principal amount of Zero-Coupon Subordinated Notes due 2027 of J.P. Morgan; (xxix) the U.S. $23,000,000 aggregate principal amount of Zero-Coupon Subordinated Notes due 2027 of J.P. Morgan; and (xxx) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "Indebtedness of J.P. Morgan for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Debt Securities shall rank pari passu with the Subordinated Notes referred to in (a)(i) through
(a)(xxix), although, as noted above, the Subordinated Debt Securities, as opposed to the Antecedent Subordinated Indebtedness, will be subordinated in the event of a bankruptcy or insolvency of J.P. Morgan to Derivative Obligations. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of
J.P. Morgan's bankruptcy.   (Section 1.1.  of the
Subordinated Indenture)

Derivative Obligations of J.P. Morgan are defined in the Subordinated Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on the date of the Subordinated Indenture. (Section 1.1. of the Subordinated Indenture).

Antecedent Subordinated Indebtedness of J.P. Morgan is defined in the Subordinated Indenture as all indebtedness and other obligations outstanding on the date of the Subordinated Indenture and enumerated in clauses (a)(i) through (a)(ix) of the definition of "Senior Indebtedness".
(Section 1.1.  of the Subordinated Indenture).

The Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such debt securities would be senior to the subordinated debt and any limitation on the issuance of such additional senior indebtedness.

Limited Right of Acceleration. Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Debt Securities, payment of principal of the Subordinated Debt Securities may be accelerated only in the case of the bankruptcy or reorganization of J.P. Morgan. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of J.P. Morgan contained in the Indenture. In the event of a default in the payment of principal of, premium, if any, or interest, or the performance of any other covenant in the Subordinated Debt Securities or the Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, or interest or the performance of such covenant. (Sections 5.2 and 5.4 of the Subordinated Indenture.)

Senior Debt Securities

The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

Events of Default, Waiver, Notice, J.P. Morgan Debt
Securities in Foreign Currencies

As to any series of J.P. Morgan Debt Securities, an Event of Default is defined in the Indentures as (a) default for 30 days in payment of any interest on the J.P. Morgan Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the J.P. Morgan Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the J.P. Morgan Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the respective Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the Indenture; and (e) certain events of bankruptcy or reorganization of
J.P. Morgan.      (Sections 5.1. of the Indentures)   An
Event of Default with respect to a particular series of J.P. Morgan Debt Securities issued under the respective Indenture does not necessarily constitute an Event of Default with respect to any other series of J.P. Morgan Debt Securities issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of the respective J.P. Morgan Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such J.P. Morgan Debt Securities or in the making of any sinking fund payment with respect to such J.P. Morgan Debt Securities) if the Trustee considers it in the interest of the holders of J.P. Morgan Debt Securities of such series to do so. (Sections 5.11. of the Indentures)

The Subordinated Indenture provides that if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Subordinated Trustee or the holders of at least 25% in principal amount of all Subordinated Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Subordinated Debt Securities, the portion thereof specified in the terms thereof) of all Subordinated Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, or interest, if any, on such Subordinated Debt Securities) may be waived by the holders of a majority in principal amount of the Subordinated Debt Securities of all series then outstanding. (Sections 5.1 and 5.10. of the Subordinated Indenture)

The Debt Indenture provides that (1) if an Event of Default described in clause (a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding (each such series voting as a separate class in the case of an Event of Default under clause (a), (b) or (c) and all such series voting as one class in the case of an Event of Default under clause (d)) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) or
(e) above (if the Event of Default under clause (d) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the Debt Trustee or the holders of at least 25% in principal amount of all Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium or interest, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series as the case may be) then outstanding. (Sections 5.1 and 5.10. of the Debt Indenture)

The holders of a majority in principal amount of the outstanding J.P. Morgan Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, subject to certain limitations specified in the applicable Indenture, provided that the holders of J.P. Morgan Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the Indentures.) The Indentures require the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the applicable Indenture. (Sections 3.5 of the Indentures.) Whenever either Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of J.P. Morgan Debt Securities, in the absence of any provision to the contrary in the form of J.P. Morgan Debt Security, any amount in respect of any J.P. Morgan Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11 of the Subordinated Indenture and Section 11.11 of the Debt Indenture.)

Modification of the Indentures; Waiver of Compliance

 Each Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective J.P. Morgan Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective J.P. Morgan Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any respective J.P. Morgan Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount J.P. Morgan Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any J.P. Morgan Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the J.P. Morgan Debt Securities provide therefor, any right of repayment at the option of the holder of a J.P. Morgan Debt Security, without the consent of the holder of each respective J.P. Morgan Debt Security so affected or (ii) reduce the aforesaid percentage of J.P. Morgan Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each J.P. Morgan Debt Security so affected. (Sections 8.2 and 8.6. of the Indentures)

The Indentures also permit J.P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of J.P. Morgan Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of J.P. Morgan Debt Security already outstanding, and
for certain other purposes.   (Sections 8.1.  of the
Indentures)

Consolidations, Mergers and Sales of Assets

J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the J.P. Morgan Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or
condition.   (Articles Nine of the Indentures.)

Concerning the Trustee, Paying Agent, Registrar and Transfer
Agent

 J.P. Morgan and its subsidiaries have normal banking relationships with the Trustee, First Trust of New York,
National Association.  First Trust of New York, National
Association,  100 Wall Street, Suite 1600, New York, New
York 10005, will also be the paying agent, registrar and transfer agent for any series of J.P. Morgan Debt
Securities.

Global J.P. Morgan Debt Securities

Any series of J.P. Morgan Debt Securities may be issued in the form of one or more global certificates (the "Global Debt Security") registered in the name of a depository or a nominee of a depository (the "Depository"). Unless otherwise specified in an applicable Prospectus Supplement, the Depository will be the Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be CEDE & CO. ("CEDE"). Accordingly, CEDE is expected to be the initial registered holder of any series of J.P. Morgan Debt Securities. No person acquiring an interest in such series of J.P. Morgan Debt Securities (a "Holder") will be entitled to receive a certificate representing such person's interest in the J.P. Morgan Debt Securities except as set forth herein. Unless and until definitive J.P. Morgan Debt Securities are issued under the limited circumstances described herein, all references to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to Holders shall refer to payments and notices to DTC or CEDE, as the registered holder of the J.P. Morgan Debt Securities, as the case may be, for distribution to Holders in accordance with the DTC procedures.

DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the 1934 Act. DTC was created to hold securities for its participating organizations ("'Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, J.P. Morgan Debt Securities may do so only through Participants and Indirect Participants. Under a book- entry format, Holders may experience some delay in their receipt of payments, since such payments will be forwarded by the agent designated by J.P. Morgan to CEDE, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Holders. It is anticipated that CEDE, as nominee of DTC, will be the registered holder of all of the J.P. Morgan Debt Securities. Holders will not be recognized by either of the Trustees as registered holders of the J.P. Morgan Debt Securities entitled to the benefits of the relevant Indenture. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of J.P. Morgan Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which Holders have accounts with respect to the J.P. Morgan Debt Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Holder to pledge J.P. Morgan Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such J.P. Morgan Debt Securities, may be limited due to the absence of physical certificates for such J.P. Morgan Debt Securities.

DTC has advised J.P. Morgan that it will take any action permitted to be taken by a Holder under the relevant Indenture only at the direction of one or more Participants to whose accounts with DTC the J.P. Morgan Debt Securities
are credited.   The Global Debt Security shall be
exchangeable for J.P. Morgan Debt Securities registered in the names of persons other than DTC or its nominee only if
(i) DTC notifies J.P. Morgan that it is unwilling or unable to continue as depository for such Global Debt Security or if at any time DTC ceases to be a clearing agency registered under the 1934 Act at a time when DTC is required to be so registered to act as such depository or (ii) J.P. Morgan executes and delivers to the Trustee a Company Order that such Global Debt Security shall be so exchangeable. Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for J.P. Morgan Debt Securities registered in such names as DTC shall
direct.   Upon the occurrence of any event described in the
immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive J.P. Morgan Debt Securities. Upon surrender by DTC of the Global Debt Security representing the J.P. Morgan Debt Securities and instructions for registration, the Trustee will reissue the J.P. Morgan Debt Securities as definitive J.P. Morgan Debt Securities, and thereafter the Trustee will recognize the holders of such definitive J.P. Morgan Debt Securities as registered holders of J.P. Morgan Debt Securities entitled to the benefits of the applicable Indenture.

The Global Debt Security may not be transferred except as a whole by DTC with respect to such Global Debt Security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository appointed by the Corporation. DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Debt Security evidencing all or part of the J.P. Morgan Debt Securities unless such beneficial interest is an amount equal to an authorized denomination for the J.P. Morgan Debt Securities.

Governing Law and Judgments

The Securities will be governed by and construed in accordance with the laws of the State of New York. In the event action based on Securities denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Securities only in U.S. Dollars. If an action based on Securities denominated in a Specified Currency other than U.S. dollars were commenced in a New York court, however, such court should render or enter a judgment or decree in the Specified Currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

                Description of Debt Warrants

J.P. Morgan may issue Debt Warrants for the purchase of J.P. Morgan Debt Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). A copy of the Debt Warrant Agreement, including the form of warrant certificate (the "Debt Warrant Certificate") representing the Debt Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete.

General

If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and the Debt Warrant Certificates representing the Offered Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt Warrants; (2) if applicable, the designation and terms of any related J.P. Morgan Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such J.P. Morgan Debt Security; (3) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency other than U.S. dollars or in any currency unit, the denomination of such J.P. Morgan Debt Securities and the coin or currency or units based on or relating to currencies (including ECU) in which the principal, premium, if any, and interest on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due; (4) if applicable, the date on and after which the Offered Debt Warrants and the related J.P. Morgan Debt Securities will be separately transferable;
(5) the principal amount of J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt Warrants and the price at which and coin or currency or units based on or relating to currencies (including ECU) in which such principal amount of J.P. Morgan Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Offered Debt Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (7) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are original issue discount J.P. Morgan Debt Securities, a discussion of the specific Federal income tax, accounting and other special considerations applicable thereto; and (8) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form.

Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations, may, if in registered form, be presented for registration and transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the J.P. Morgan Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the J.P. Morgan Debt Securities purchasable upon such exercise.

Exercise of Debt Warrants

 Each Offered Debt Warrant will entitle the holder to purchase for cash such principal amount of J.P. Morgan Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Debt Warrants. Offered Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Debt Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by J.P. Morgan), unexercised Debt Warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Debt Warrants may be exercised by delivery to the Debt Warrant Agent of the Debt Warrant Certificate evidencing such Debt Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the J.P. Morgan Debt Securities purchasable upon such exercise. The exercise price will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the Prospectus Supplement relating to the Offered Debt Warrants. Upon receipt of such payment and such Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, J.P. Morgan will, as soon as practicable, forward the J.P. Morgan Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining Debt Warrants.

            Description of Series Preferred Stock

J.P. Morgan is authorized to issue up to 10,400,000 shares of preferred stock without par value (the "Preferred Stock"), which may be issued from time to time in one or more series with such terms as are determined by resolution of the Board of Directors. All shares of Series Preferred Stock, irrespective of series, constitute one and the same class. See "Description of Capital Stock." The following description of the terms of the Series Preferred Stock sets forth certain general terms and provisions of the Series Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Series Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Series Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

The Board of Directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the Series Preferred Stock. The terms of a particular series of Series Preferred Stock may differ, among other things, in (1) the number of shares to constitute such series, (2) the dividend rate (or the method of calculation) on the shares of such series, and whether such dividends are cumulative, (3) whether or not the shares of the series shall be redeemable and the terms thereof, (4) the terms and amount of any sinking fund provided for the purchase or redemption of the series, (5) whether or not the shares of the series shall be convertible into, or exchangeable for, cash or shares of any other series of Series Preferred Stock or other securities of J.P. Morgan and the terms thereof, (6) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of J.P. Morgan, (7) the terms of voting rights, if any, of shares of the series, (8) whether there are restrictions or conditions upon the issue or reissue of any additional preferred stock ranking on a parity with or prior to such series as to dividends or upon liquidation, dissolution or winding up, and (9) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series. Unless otherwise specifically set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, all series of Series Preferred Stock shall be of equal rank, preference and priority as to dividends and upon liquidation, dissolution or winding up of J.P. Morgan; when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in any payment thereof, and upon liquidation, dissolution or winding up of J.P. Morgan, if assets are insufficient to pay in full all shares of all series of Series Preferred Stock, then such assets shall be distributed among the holders ratably.

As described under "Depositary Shares" below, J.P. Morgan may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Series Preferred Stock.

Since J.P. Morgan is a holding company, the right of J.P. Morgan, and hence the right of creditors and stockholders of J.P. Morgan, to participate in any distribution of assets of any subsidiary, upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of J.P. Morgan itself as a creditor of the subsidiary may be recognized.

The brief description of the principal provisions of the Series Preferred Stock set forth below does not purport to be complete.

Dividend Rights

The holders of the Series Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock, and no more, payable quarterly (each, a "Dividend Payment Date"), unless otherwise specified in the Prospectus Supplement relating to a series of Series Preferred Stock. Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on the stock books of J.P. Morgan (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors of J.P. Morgan or a duly authorized committee thereof. Dividends payable on the Series Preferred Stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360 day year and for a period of a full calendar quarter, will be computed on the basis of a 360 day year consisting of twelve 30 day months. Unless otherwise specified in the Prospectus Supplement relating to a series of Series Preferred Stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any quarterly dividend period (being the period between such dividend payment dates) dividends at the rate or rates as described in the Prospectus Supplement relating to such series of Series Preferred Stock shall not have been declared and paid or set apart for payment on all outstanding shares of Series Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the Common Stock by J.P. Morgan. The cutting-off of dividends on Common Stock until the arrearages have been paid or provided for, as outlined above, and such rights, if any, to vote for the election of directors as may be set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, shall be the only consequences of the failure to declare or pay dividends on the Series Preferred Stock. After payment in full of all dividend arrearages on the Series Preferred Stock, dividends on the Common Stock may be declared and paid out of funds legally available for that purpose as the Board of Directors may determine.

Each series of the Series Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series. Different series of the Series
Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

Optional Redemption

J.P. Morgan may, at its option, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem one or more series of the Series Preferred Stock, in whole or in part, at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Series Preferred Stock.

Any optional redemption by J.P. Morgan shall be with the approval of the appropriate bank regulatory authorities unless at the time such approval is not required. At the date of this Prospectus approval by the Federal Reserve
Board is required.

If less than all the outstanding shares of a series of the Series Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of J.P. Morgan or by any other method which may be determined by the Board of Directors to be equitable. From and after the redemption date (unless default shall be made by J.P. Morgan in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of such Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

At the option of J.P. Morgan, shares of Series Preferred
Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred
Stock.

Conversion or Exchange

The holders of the Series Preferred Stock will have such rights, if any, to convert such shares into or to exchange such shares for, cash or shares of any other series of Series Preferred Stock of J.P. Morgan, as may be set forth in the Prospectus Supplement relating to a series of Series
Preferred Stock.

Voting Rights

Except as indicated below or in the Prospectus Supplement relating to a particular series of Series Preferred Stock, or except as expressly required by applicable law, the holders of the Series Preferred Stock will not be entitled to vote. In the event that J.P. Morgan issues full shares of any series of Series Preferred Stock, each such share will be generally entitled to one vote on matters on which holders of such series of the Series Preferred Stock are entitled to vote, irrespective of such series' aggregate stated value, liquidation preference or initial offering price. However, as more fully described under "Depositary
Shares" below, if J.P. Morgan elects to issue Depositary
Shares representing a fraction of a share of a series of Series Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote as shall be set forth in the Prospectus Supplement relating to such series rather than one vote, per Depositary Share.

If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable by J.P. Morgan on any other series of Series Preferred Stock are in default, the number of directors of J.P. Morgan will be increased by two and the holders of record of all outstanding series of Series Preferred Stock upon which like voting rights have been conferred, voting as a single class without regard to series, will be entitled to vote for the election of such additional two directors until all dividends in default have been paid or declared and set apart for payment.

So long as any shares of Series Preferred Stock remain outstanding (except as may be otherwise specified in the Certificate of Designation creating such Series Preferred Stock), J.P. Morgan shall not, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the Series Preferred Stock at the time outstanding and, entitled to vote, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of any series of Series Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) voting separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided; however, that in the event any such materially adverse alteration affects the rights of only a single series of Series Preferred Stock, then the alteration may be effected only with the vote or consent of at least two-thirds of the votes of such series of Series Preferred Stock; provided, further, that no such vote of any series of Series Preferred Stock will be required to authorize an increase in the amount of the authorized Series Preferred Stock and/or the creation and issuance of other series of Series Preferred Stock in accordance with J.P. Morgan's Restated Certificate of Incorporation, as amended. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights shall vote as a class (except as specifically provided otherwise).

The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series
Preferred Stock.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of Series Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over J.P. Morgan) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time (i) any bank holding company may be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain 5% or more of any series of Series Preferred Stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Bank Change in Control Act to acquire 10% or more of such series of Series Preferred Stock.

Liquidation Rights

Upon any liquidation, dissolution or winding up of J.P. Morgan, whether voluntary or involuntary, the holders of each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of J.P. Morgan or proceeds thereof, whether from capital or surplus, of such amounts as are set forth in the Prospectus Supplement relating to such series of Series Preferred Stock and, after such payment, the holders of such series of Series Preferred Stock shall be entitled to no other payments. If, in such case, the assets of J.P. Morgan or proceeds thereof shall be insufficient to make the full liquidating payment on such series of Series Preferred Stock and liquidating payments on any other outstanding series of Series Preferred Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of such series of Series Preferred Stock and any other outstanding series of Series Preferred Stock, ratably in accordance with the respective amounts which would be payable on all Series Preferred Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of J.P. Morgan with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of J.P. Morgan shall not be deemed or construed to be a liquidation, dissolution or winding up of J.P. Morgan.

Miscellaneous

Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company will serve as transfer agent, dividend disbursing agent and registrar for any series of Series Preferred Stock. The holders of any series of Series Preferred Stock will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of J.P. Morgan. When issued, each series of the Series Preferred Stock will be fully paid and nonassessable. The Certificate of Designation setting forth the provisions of any series of Series Preferred Stock will become effective after the date of the Prospectus Supplement relating to such series of Series Preferred Stock, but on or before issuance of such series of Series Preferred Stock.

                      Depositary Shares

General

J.P. Morgan may, at its option, elect to offer fractional shares of a particular series of Series Preferred Stock, rather than full shares of such series of Series Preferred Stock. In the event such option is exercised, J.P. Morgan will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock) of a share of a particular series of
Series Preferred Stock as described below.   The shares of
any series of Series Preferred Stock represented by Depositary shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between J.P. Morgan and a bank or trust company selected by J.P. Morgan having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Series Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the particular series of Series Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement. Copies of the forms of the Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of J.P. Morgan, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at J.P. Morgan's expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the particular series of Series Preferred Stock to the record holders of Depositary Shares relating to such Series Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of J.P. Morgan sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Stock

Upon surrender of Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office to or upon his order, of the number of whole shares of the related series of Series Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Series Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Series Preferred Stock, but holders of such whole shares of Series Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Series Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

If a series of Series Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary
Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Series
Preferred Stock.  Whenever J.P. Morgan redeems shares of
Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

Voting the Series Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Series Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Series Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and J.P. Morgan will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Series Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Series Preferred Stock.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between J.P. Morgan and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by J.P. Morgan or the Depositary only if
(i) all outstanding Depositary Shares have been redeemed or
(ii) there has been a final distribution in respect of the related series of Series Preferred Stock in connection with any liquidation, dissolution or winding up of J.P. Morgan and such distribution has been distributed to the holders of Depositary Receipts.

Charges of Depositary

J.P. Morgan will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. J.P. Morgan will pay charges of the Depositary in connection with the initial deposit of the related series of Series Preferred Stock and any redemption of such Series Preferred Stock. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to J.P. Morgan notice of its election to do so, and J.P. Morgan may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from J.P. Morgan which are delivered to the Depositary and which J.P. Morgan is required to furnish to the holders of the related series of Series Preferred Stock.

Neither the Depositary nor J.P. Morgan will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit
Agreement. The obligations of J.P. Morgan and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series
Preferred Stock unless satisfactory indemnity is furnished.
They may rely on written advice of counsel or accountants, or information provided by persons presenting Series
Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

           Description of Preferred Stock Warrants

J.P. Morgan may issue Preferred Stock Warrants for the purchase of a particular series of Series Preferred Stock or Depositary Shares. The Preferred Stock Warrants are to be issued under warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Preferred Stock Warrants (the "Offered Preferred Stock Warrants"). A copy of the Preferred Stock Warrant Agreement, including the form of preferred stock warrant certificate (the "Preferred Stock Warrant Certificate") representing the Preferred Stock Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates do not purport to be complete.

General

If Preferred Stock Warrants are offered, the Prospectus
Supplement will describe the terms of the Offered Preferred
Stock Warrants, and the Preferred Stock Warrant Agreement relating to the Offered Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing the
Offered Preferred Stock Warrants including the following:

     (i) the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Series Preferred Stock or Depositary Shares purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Series Preferred Stock or Depositary Shares may be purchased upon such exercise;

     (ii) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date
     (the "Expiration Date") on which such right shall expire;

     (iii) United States Federal income tax consequences applicable to such Preferred Stock Warrants; and
     (iv) any other terms of such Preferred Stock Warrants.

Preferred Stock Warrants for the purchase of Series
Preferred Stock or Depositary Shares will be offered and exercisable for U.S. dollars only. Preferred Stock
Warrants will be issued in registered form only. The exercise price for Preferred Stock Warrants will be subject to adjustment in accordance with the applicable Prospectus
Supplement.

Exercise of Preferred Stock Warrants

Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares (as applicable) of Series Preferred Stock or Depositary Shares, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Offered Preferred Stock Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. Offered Preferred Stock Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Preferred Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by J.P. Morgan), unexercised Preferred Stock Warrants will become void. The place or places where, and the manner in which, Preferred Stock Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Preferred Stock Warrants.

Prior to the exercise of any Preferred Stock Warrants to purchase Series Preferred Stock or Depositary Shares, holders of such Preferred Stock Warrants will not have any rights of holders of the Series Preferred Stock or Depositary Shares purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Series Preferred Stock or Depositary Shares purchasable upon such exercise or to exercise any applicable right to vote.

              Description of Universal Warrants

  The following description of the terms of the Universal Warrants sets forth certain general terms and provisions of the Universal Warrants to which any Prospectus Supplement may relate. The particular terms of the Universal Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Universal Warrants so offered will be described in the Prospectus Supplement relating to such Universal Warrants.

Each issue of Universal Warrants will be issued under a warrant agreement (each a "Universal Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Universal Warrant Agent"), all as described in the Prospectus Supplement relating to such Universal Warrants. A copy of the form of Universal Warrant Agreement including the form of warrant certificate (the "Universal Warrant Certificate") representing the Universal Warrants, substantially in the form in which it will be executed, will be filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Universal Warrants and the Universal Warrant Agreement do not purport to be complete.

General

J.P. Morgan may issue Universal Warrants (i) to purchase or sell securities of any entity unaffiliated with J.P. Morgan, a basket of securities, an index or indices of securities, a basket of indices, or any combination of the above, (ii) to purchase or sell currencies or currency units or composite currencies, (iii) to purchase or sell commodities or (iv) entitling the holders thereof to receive an amount in cash determined by references to increases or decreases in the yield or closing price of one or more debt instruments, in the interest rate, interest swap rate or other rate; any combination of the above.

J.P. Morgan may satisfy its obligations, if any, with respect to any Universal Warrants by delivering the underlying securities, currencies or commodities (if applicable) or the cash value of the Universal Warrant, as set forth in the applicable prospectus supplement.

Prospective purchasers of Universal Warrants should be aware of special United States Federal income tax considerations applicable to instruments such as the Universal Warrants. The Prospectus Supplement relating to each issue of Universal Warrants will describe such tax considerations.

Reference is made to the Prospectus Supplement for the following terms of and information relating to any Universal
Warrants: (i) whether such Universal Warrants are put
Warrants or call Warrants; (ii) the designated securities, currencies or composite currencies, index or indices of securities or the formula for determining the cash settlement value of such; (iii) the price at which and the currency or composite currency with which such Universal
Warrants may be exercised; (iv) whether such exercise price may be paid in cash, by the exchange of any other Security offered with such Universal Warrants or both and the method of such exercise; (v) whether the exercise of such Universal Warrants is to be settled in cash or by delivery of the underlying securities, currencies or commodities or both;
(vi) the date on which the right to exercise the Universal Warrants shall commence and the date (the "Universal Warrant Expiration Date") on which such right shall expire or, if the Universal Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Universal Warrant
Exercise Date," which term shall also mean, with respect to Universal Warrants continuously exercisable for a period of time, every date during such period); (vii) the national securities exchange on which such Universal Warrants will be listed, if any; (viii) whether such Universal Warrants will, from the perspective of holders, be represented by certificates or issued in book-entry form; (ix) the place or places at which payment of the cash settlement value of such Universal Warrants is to be made by J.P. Morgan, if applicable; (x) the circumstances which will cause the Universal Warrants to be deemed to be automatically exercised, and any other terms of such Universal Warrants.

Book-Entry Procedure and Settlement

Except as may otherwise be provided in the applicable Prospectus Supplement, the Universal Warrants will be issued in the form of a single global Universal Warrant Certificate, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Universal Warrants. A holder's ownership of a Universal Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Universal Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Universal Warrant will be affected only through the selling holder's brokerage firm.

Exercise of Universal Warrants

Unless otherwise specified in the applicable Prospectus Supplement, each Universal Warrant will entitle the holder to the cash settlement value of such Universal Warrant on the applicable Universal Warrant Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement.

Listing

Each issue of Universal Warrants may be listed on a national securities exchange, subject only to official notice of issuance and exchange approval as a condition of sale of any such Universal Warrants. If such listing is sought, there can be no assurance that such approval will be granted. In the event that the Universal Warrants are delisted from, or permanently suspended from trading on, such exchange, the Universal Warrant Expiration Date for such Universal Warrants will be the date such delisting or trading suspension becomes effective and Universal Warrants not previously exercised will be deemed automatically exercised on such Universal Warrant
Expiration Date. The applicable Universal Warrant agreement will contain a covenant of J.P. Morgan not to seek delisting of the Universal Warrants, or suspension of their trading, on such exchange unless J.P. Morgan has, at the same time, arranged for listing on another national securities exchange.

         Risk Factors Relating To Universal Warrants

Universal Warrants involve a high degree of risk, including the risk of expiring worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of their Universal Warrants. Prospective purchasers of the Universal Warrants should be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with their advisers of the suitability of the Universal Warrants in light of their particular financial circumstances, the information set forth under "Description of Universal Warrants" herein and the risk factors and information regarding the Universal Warrants set forth in the Prospectus Supplement relating to such Universal Warrants.

                Description of Capital Stock

The authorized capital stock of J.P. Morgan consists of 500,000,000 shares of Common Stock, $2.50 par value, and 10,400,000 shares of Preferred Stock, no par value. At September 30, 1997, there were 200,691,873 shares outstanding of Common Stock and 2,444,300 shares of Series A Adjustable Rate Cumulative Preferred Stock, 50,000 shares each of Series B, C, D, E and F Variable Cumulative Preferred Stock and 400,000 shares of Series H Fixed Cumulative Preferred Stock.

The brief summary of the principal provisions contained in J.P. Morgan's Restated Certificate of Incorporation does not purport to be complete.

Common Stock

Subject to the prior rights of the Preferred Stock, holders of J.P. Morgan Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any fund legally available therefor and upon liquidation, dissolution or winding up to receive pro rata all of J.P. Morgan remaining after provision has been made for the payments of creditors.

Under the Federal Reserve Act, there are legal restrictions that limit the amount of dividends that Morgan Guaranty
Trust Company of New York ("Morgan Guaranty"), a subsidiary of J.P. Morgan and a state member bank, can declare. The most restrictive test requires approval of the Board of Governors of the Federal Reserve System if dividends declared exceed the net profits for that year as defined, combined with the net profits for the preceding two years.
The calculation of the amount available for payment of dividends is based on net profits determined in accordance with bank regulatory accounting principles reduced by the amount of dividends declared. At December 31, 1996, the cumulative retained net profits for the years 1996 and 1995 available for distribution as dividends by Morgan Guaranty in 1997 without approval of the Federal Reserve Board amounted to approximately $1,859 million.

The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice.

Voting Rights

Subject to the voting rights of the Preferred Stock, all voting rights are vested in the holders of shares of J.P.
Morgan Common Stock, each share being entitled to one vote.

Preemptive Rights

Holders of J.P. Morgan Common Stock do not have any preemptive rights to subscribe to any additional securities that J.P. Morgan may issue.

Non-Assessability

Under Delaware law J.P. Morgan Common Stock is validly issued, fully paid and non-assessable.

Preferred Stock

General. The Preferred Stock, of which 10,400,000 shares have been authorized, upon issuance has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of J.P. Morgan and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, also will be fixed by the Board of Directors. The shares of Series Preferred Stock referred to in this Prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

Series A Preferred Stock

Adjustable Rate Cumulative Preferred Stock, Series A. In March 1983, the Corporation issued 2,500,000 shares of the Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") of which 2,444,300 shares are currently outstanding. Dividends on the Series A Preferred Stock are cumulative. If the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the number of directors of J.P. Morgan will be increased by two and the holders of the outstanding Series A Preferred Stock, voting together as a single class with holders of shares of any other series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors (the holders of record of Series A Preferred Stock being entitled to cast 1/10 of one vote) until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation or dissolution, the holders of shares of Series A Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

Except under certain circumstances, shares of Series A Preferred Stock were not redeemable prior to March 1, 1986. On or after such date and prior to February 29, 1988, shares of Series A Preferred Stock were redeemable at the option of J.P. Morgan, as a whole or in part, at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series A Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

Dividends on the Series A Preferred Stock are established quarterly by a formula based on the interest rates of certain actively traded U.S. Treasury obligations. In no event will the quarterly dividends payable on the Series A
Preferred Stock be less than 5.00% or greater than 11.50% per annum.

Series B, C, D, E and F Preferred Stock

Variable Cumulative Preferred Stock, Series B, C, D, E and
F. In January 1990, as another series of series preferred stock, J.P. Morgan issued $250 million, or 250,000 shares, of Variable Cumulative Preferred Stock, Series B, C, D, E and F (the "Variable Cumulative Preferred Stock") in five
series of 50,000 shares each   Series B, Series C, Series D,
Series E and Series F. These issues, priced at $1,000 per share, have contingent voting rights and a liquidation preference of $1,000 per share, plus accrued and unpaid dividends. Each of the five series is identical except that the dividend rates and dividend payment dates vary and separate auctions on different auction dates are held by each series.

The shares of each of these series of Variable Cumulative
Preferred Stock are redeemable as a whole or in part (in units of 100 shares), except under certain conditions, at the option of J.P. Morgan, at a redemption price of $1,000 per share plus an amount equal to accrued and unpaid dividends.

Dividends on each series of Variable Cumulative Preferred Stock are cumulative and are payable generally every 49 days, subject to certain conditions. The dividend rates are set at a rate per annum that is determined either by an auction conducted on each such series of Variable Cumulative Preferred Stock on the business day preceding the commencement of a subsequent dividend period or by a remarketing. The rate for any dividend period is subject to a maximum rate based upon the "AA" Composite Commercial Paper Rate and the credit ratings of the Variable Cumulative Preferred Stock in effect on a particular auction date.

Series H Preferred Stock

Fixed Cumulative Preferred Stock, Series H.   In February
1996, as another series of preferred stock, J.P. Morgan issued $200 million, or 400,000 shares, of 6 5/8% Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"). Shares of the Series H Preferred Stock have a stated value of $500 per share.

The shares of this Series H Preferred Stock are not redeemable prior to March 31, 2006. On or after March 31, 2006, J.P. Morgan, at its option, with prior approval of the appropriate bank regulators, if so required, may redeem the Series H Preferred stock, as a whole or in part, at any time or from time to time out of funds legally available therefor, at a redemption price of $500 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.

Dividends on this Series H Preferred Stock shall be declared by the Board of Directors of J.P. Morgan at a rate of 6 5/8% per annum on the stated value thereof. Such dividends shall be cumulative and payable generally on March 31, June 30, September 30 and December 31 of each year.

                    Plan of Distribution

J.P. Morgan may sell the Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. J.P. Morgan may sell the Series Preferred Stock, including any associated Depositary Shares, the Preferred Stock Warrants or the Currency Warrants being offered hereby through underwriters. Any such persons may be customers of, engage in transactions with, or perform services for, J.P. Morgan in the ordinary course of business.

Securities may be offered and sold through agents designated by J.P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J.P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J.P. Morgan to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

If an underwriter or underwriters are utilized in the sale of the Offered Securities, J.P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, J.P. Morgan will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold.
Dealers may be entitled, under agreements which may be entered into with J.P. Morgan, to indemnification by J.P.
Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

Offers to purchase Securities may be solicited directly by J.P. Morgan and sales thereof may be made by J.P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

If so indicated in the Prospectus Supplement, J.P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J.P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and, unless J.P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J.P. Morgan.

Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J.P. Morgan.

The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

The offer and sale of the Offered Securities by an affiliate of J.P. Morgan will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") Conduct Rules regarding underwriting of securities of an affiliate and complies with any restrictions imposed on the Underwriter by the Board of
Governors of the Federal Reserve System.   Accordingly, an
affiliate of J.P. Morgan that is a member of the NASD may participate in a public offering and sale of J.P. Morgan Debt Securities, Series Preferred Stock or Depositary Shares if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J.P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities, including without limitation Debt Warrants, Preferred Stock Warrants and Currency Warrants, if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of the NASD.

Each NASD member participating in offers and sales of the Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

 Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

                           Experts

The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1996, (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       Legal Opinions

The validity of the Securities offered hereby will be passed upon by Gene A. Capello, Vice President and Assistant
General Counsel of J.P. Morgan, and by Cravath, Swaine &
Moore, New York, New York, counsel for any underwriters, selling agents and certain other purchasers.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:


Securities and Exchange Commission Registration Fee            $1,181,818
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .       25,000*
NASD Fees  . . . . . . . . . . . . . . . . . . . . . . . . .       30,500
Accounting Fees and Expenses . . . . . . . . . . . . . . . .       50,000*
Trustees fees and expenses (including counsel fees). . . . .       20,000*
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . .       65,000*
Printing and Engraving Fees  . . . . . . . . . . . . . . . .       60,000*
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .       26,000*
                                                                ----------
Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $1,458,318
                                                               ===========

--------------------------
* Estimated


Item 15. Indemnification of Officers and Directors.

Article Seventh of the Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated (the "Registrant") provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify directors, officers, employees and agents of the Registrant, or persons serving at the written request of the Registrant as directors, officers, employees or agents of another corporation or enterprise, including
Morgan Guaranty, against loss and expenses.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and it empowers the corporation to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   The indemnification permitted by Article Seventh of the Restated Certificate of Incorporation of the Registrant has been extended to all officers and directors of the Registrant's wholly owned direct and indirect subsidiaries, and to such officers and directors in their respective capacities as directors and officers of other corporations 25% or more of the voting securities of which is owned, directly or indirectly, by the Registrant. The
Registrant has purchased liability insurance of the type referred to in
Section 145. Subject to a $250,000 deductible for each loss, the policy covers the Registrant with respect to its obligation to indemnify directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Registrant.
Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate limit of $90,000,000 for the three-year policy term. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage in which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities. In addition, the Registrant has purchased catastrophic loss insurance, which provides, among other things, excess insurance coverage over the $90,000,000 officer and director policy. Subject to certain exclusions from the coverage, the insurance provides for payment of loss, in the case of the officer and director excess coverage, to an aggregate limit of $400,000,000 for the three year-policy term.

Item 16. Exhibits.

   1(a)(1)*         Form of Underwriting Agreement (including
                    form of Delayed Delivery Contract) for
                    Subordinated Debt.
   1(a)(2)**        Form of Underwriting Agreement (including
                    form of Delayed Delivery Contract) for Debt.
   1(a)(3)+         Form of Underwriting Agreement for Series
                    Preferred Stock, Depositary Shares and
                    Preferred Stock Warrants.
   1(a)(4)+         Form of Underwriting Agreement for
                    Currency Warrants.
   1(b)(1)*         Form of Purchase Agreement for
                    Subordinated Debt.
   1(b)(2)**        Form of Purchase Agreement for Debt.
   1(c)(1)*         Form of Selling Agent Agreement for
                    Subordinated Debt.
   1(c)(2)**        Form of Selling Agent Agreement for Debt.
   1(d)(1)++        Form of Distribution Agreement for Medium-
                    Term Notes.

   3(a)+++ Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated, as amended.
   3(b) By-Laws of J.P. Morgan & Co. Incorporated as amended through April 11, 1996. (Incorporated by reference to J.P. Morgan's
                     Report on Form 8-K dated April 11, 1996).

   4(a)(1)*         Indenture dated as of March 1, 1993, between
                    J.P. Morgan & Co. Incorporated and Citibank, N.A.,
                    as Trustee (now First Trust of New York, National
                    Association, as Successor Trustee).
   4(a)(2)**        Indenture dated as of August 15, 1982,
                    between J.P. Morgan  & Co. Incorporated
                    and Chemical Bank (formerly Manufacturers
                    Hanover Trust Company), as Trustee
                    (now First Trust of New York, National
                    Association, as Successor Trustee),
                    (incorporated herein by reference to
                    J.P. Morgan's Current Report on Form 8-K,
                    dated February 7, 1986, filed pursuant to
                    Section 13 of the Securities and Exchange Act
                    of 1934 (the "Act")).
   4(a)(3)**        Form of First Supplemental Indenture
                    dated as of May 5, 1986 between J.P. Morgan & Co.
                    Incorporated and Chemical Bank (formerly
                    Manufacturers Hanover Trust Company), as Trustee,
                    (now First Trust of New York, National
                    Association, as Successor Trustee)
                    (incorporated herein by reference to
                    J.P. Morgan's Current Report on Form 8-K,
                    dated August 13, 1986, filed pursuant to
                    Section 13 of the Act).
   4(a)(4)+         Form of Certificate of Designations for
                    Series Preferred Stock.
   4(a)(5)+         Form of Certificate for Shares of Series
                    Preferred Stock.
   4(a)(6)+         Form of Deposit Agreement.
   4(a)(7)+         Form of Depositary Receipt of Depositary
                    Shares (contained as Exhibit A to Form
                    of Deposit Agreement).
   4(b)(1)*         Form of Security (Subordinated Note).
   4(b)(2)**        Form of Security (Note).
   4(c)(1)*         Form of Security (Subordinated Debenture).
   4(c)(2)**        Form of Security (Debenture).
   4(d)(1)*         Form of Security (Discount Subordinated
                    Security).
   4(d)(2)**        Form of Security (Discount Security).
   4(e)(1)*         Form of Security (Zero Coupon
                    Subordinated Security).
   4(e)(2)**        Form of Security (Zero Coupon Security).
   4(f)(1)*         Form of Security (Extendible
                    Subordinated Note).
   4(f)(2)**        Form of Security (Extendible Note).
   4(g)*            Form of Debt Warrant Agreement.
   4(h)*            Form of Debt Warrant (included as
                    Exhibit A to form of Warrant Agreement).
   4(i)+            Form of Preferred Stock Warrant Agreement.
   4(j)+            Form of Preferred Stock Warrant
                    (included as Exhibit A to
                    form of Preferred Stock Warrant Agreement).
   4(k)+            Form of Currency Warrant Agreement.
   4(l)+            Form of Currency Warrant (included as
                    Exhibit A to form of  Currency Warrant
                    Agreement).
    5               Opinion of Gene A. Capello

  12.3              Computation of Consolidated Ratio of
                    Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Incorporated by reference to J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1996 and to
                    J.P. Morgan's Report on Form 8-K filed
                    October 13, 1997 reporting results for the quarter
                    ended September 30, 1997 filed pursuant to Section
                    13 of the Act).
  23(a)             Consent of Price Waterhouse LLP.
    (b)             Consent of Gene A. Capello (included in Exhibit 5).


    24              Power of Attorney.

  25.1              Statement of Eligibility of Debt Trustee on Form T-1.

  25.2              Statement of Eligibility of Subordinated Debt Trustee on
                    Form T-1.

________________________________
 * Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.
**   Previously filed as an exhibit to Registration
Statement No. 33-49049 and incorporated by reference herein.
+    Previously filed as an exhibit to Registration
Statement No. 33-49775 and incorporated by reference herein.
++    Previously filed as an exhibit to Registration
Statement No. 33-64193 and incorporated by reference herein. +++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

     (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 18th day of November 1997.


                              J.P. Morgan & Co. Incorporated

                              By: Gene A. Capello/s/
                                  --------------------------
                                  (Gene A. Capello
                                   Vice President and Assistant
                                   General Counsel)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.




Signature                    Title                         Date
---------                    -----                         -----

Douglas A.  Warner III*
(Douglas A.  Warner III)     Chairman of the Board,        November 18, 1997
                             President and Director
                             (Principal Executive Officer)

Paul A. Allaire*
(Paul A. Allaire)                   Director               November 18, 1997

Riley P. Bechtel*
(Riley P. Bechtel)                  Director               November 18, 1997

Martin Feldstein*
(Martin Feldstein)                  Director               November 18, 1997

Ellen V. Futter*
(Ellen V. Futter)                   Director               November 18, 1997

Hanna H.  Gray*
(Hanna H.  Gray)                    Director               November 18, 1997

James R.  Houghton*
(James R.  Houghton)                Director               November 18, 1997

James L.  Ketelsen*
(James L.  Ketelsen)                Director               November 18, 1997

John A. Krol*
(John A. Krol)                      Director               November 18, 1997

Roberto G.  Mendoza*
(Roberto G.  Mendoza)       Vice Chairman of the           November 18, 1997
                              Board and Director

Michael E. Patterson*
(Michael E. Patterson)      Vice Chairman of the           November 18, 1997
                              Board and Director

Lee R.  Raymond*
(Lee R.  Raymond)                 Director                 November 18, 1997

Richard D.  Simmons*
(Richard D.  Simmons)             Director                 November 18, 1997


Kurt F.  Viermetz*
(Kurt F.  Viermetz)            Vice Chairman of the        November 18, 1997
                                 Board and Director

Dennis Weatherstone*
Dennis Weatherstone)        Retired Chairman of the        November 18, 1997
                               Board and Director

Douglas C. Yearley*
(Douglas C. Yearley)             Director                  November 18, 1997

John A. Mayer, Jr.*
(John A. Mayer, Jr.)          Chief Financial Officer      November 18, 1997
                               (Principal Financial
                              and Accounting Officer)

David H. Sidwell*             Managing Director and        November 18, 1997
(David H. Sidwell)                Controller
                             (Principal Accounting
                                   Officer)


*By: Gene A. Capello/s/
November 18, 1997
     -------------------------------------
     (Gene A. Capello, Attorney-in-Fact)